PRESS RELEASE

GE ANNOUNCES FOURTH QUARTER 2017 RESULTS

•	4Q’17 continuing operations EPS (GAAP) of $(1.15); full-year of $(0.68)

•	4Q’17 Industrial operating + Verticals EPS (non-GAAP) of $(1.23); full-year of $(0.45)

•
Industrial + Verticals at low end of guidance excluding $(1.49) of charges for insurance-related items $(0.91), the Tax Cuts and Jobs Act (“U.S. tax reform”) $(0.40), and industrial portfolio items $(0.18)

•	4Q’17 GE CFOA of $7.0 billion; adjusted Industrial CFOA-a) (non-GAAP) of $7.8 billion; full-year adjusted Industrial CFOA of $9.7 billion

•	Power continues to be challenging, Power segment profit down 88%

•	Strong performance in Aviation and Healthcare

•	$1.7 billion of structural cost-b) (non-GAAP) out in 2017

BOSTON - January 24, 2018 - GE (NYSE:GE) announced results today for the fourth quarter of 2017.

GE Chairman and CEO John Flannery said, “In the fourth quarter, EPS was at the low-end of guidance, excluding insurance-related items, U.S. tax reform, and industrial portfolio actions. Cash performance was above expectations and our visibility and execution on cash is improving.  Aviation and Healthcare had strong performances in the quarter. Power was down significantly and we expect market challenges to continue. Our results this quarter demonstrate some of the early progress we are seeing from our key initiatives. The team is focused on operational execution, capital allocation and deep cost reduction to position us for continued improvement in 2018.”

	Fourth Quarter Results				Total Year Results
(Dollars in millions; except per-share amounts) December 31	2017	2016	Year on Year		2017	2016	Year on Year
GAAP Metrics
Continuing Operations EPS	$(1.15)	$0.39	U		$(0.68)	$1.00	U
Net Earnings EPS	(1.13)	0.39	U		(0.72)	0.89	U
Total Revenues	31,402	33,088	(5)%		122,092	123,693	(1)%
Industrial Margin	1.1%	12.0%	(1,090)	bps	5.7%	11.4%	(570)	bps
GE CFOA	6,990	11,618	(40)%		11,040	29,960	(63)%

Non-GAAP Metrics
Industrial Operating + Verticals EPS	$(1.23)	$0.46	U		$(0.45)	$1.49	U
Industrial Segment Organic Revenues	28,712	30,503	(6)%		109,430	109,296	—%
Industrial Operating Profit/(Loss)-c)	3,526	5,226	(33)%		13,868	15,558	(11)%
Industrial Operating Profit/(Loss) Margin-c)	11.2%	16.8%	(560)	bps	12.1%	14.0%	(190)	bps
Adjusted Industrial CFOA-a)	7,757	8,242	(6)%		9,698	11,610	(16)%

-a)	Excluding deal taxes and GE Pension Plan funding, and with BHGE on a dividend basis

-b)	Excludes impact of acquisition and disposition activity in Industrial segments

-c)	Excludes non-operating pension, gains/(losses) and restructuring & other

We present both GAAP and non-GAAP measures to provide investors with additional information. The non-GAAP measures are focused on our ongoing operations. Please see pages 8-12 for explanations of why we use these non-GAAP measures and the reconciliation to the most comparable GAAP financial measures.

Results by Reporting Segment

The following segment discussions and variance explanations are intended to reflect management’s view of the relevant comparisons of financial results.

Power

	Three months ended December 31			Twelve months ended December 31
(in millions)	2017	2016	Year on Year	2017	2016	Year on Year
Orders	$ 10,236	$13,174	(25) %	$36,974	$ 42,594	(13) %
Revenue	9,421	11,131	(15) %	35,990	36,795	(2) %
Segment Profit/(Loss)	260	2,167	(88) %	2,786	5,091	(45) %
Segment Profit/(Loss) Margin	2.8%	19.5%	(16.7) pts	7.7%	13.8%	(6.1) pts

Orders of $10.2 billion were down 25% with equipment down 24% and services down 26%. Revenues of $9.4 billion were down 15%. Segment profit for the quarter was $0.3 billion, which was significantly below prior year and our expectations. These results include several charges that negatively impacted the segment in the quarter. Excluding these items, the business still operated well below expectations.

Renewable Energy

	Three months ended December 31			Twelve months ended December 31
(in millions)	2017	2016	Year on Year	2017	2016	Year on Year
Orders	$ 3,252	$3,322	(2) %	$10,368	$ 10,259	1%
Revenue	2,875	2,500	15%	10,280	9,033	14%
Segment Profit/(Loss)	203	163	25%	727	576	26%
Segment Profit/(Loss) Margin	7.1%	6.5%	0.6 pts	7.1%	6.4%	0.7 pts

Orders of $3.3 billion were down 2%. Onshore orders were $2.8 billion down 10% driven by equipment down 19%, offset partially by services up 38% reflecting strong repower volume in the United States. Revenues of $2.9 billion were up 15%. Segment profit was up 25% driven by repower volume and cost out, offset partially by lower onshore wind volume and continuing unfavorable price.

Oil & Gas

	Three months ended December 31			Twelve months ended December 31
(in millions)	2017	2016	Year on Year	2017	2016	Year on Year
Orders	$ 5,750	$3,320	73%	$17,224	$ 11,061	56%
Revenue	5,756	3,402	69%	17,231	12,898	34%
Adjusted Segment Profit/(Loss)-a)	307	411	(25) %	899	1,392	(35) %
Adjusted Segment Profit/(Loss) Margin-a)	5.3%	12.1%	(6.8) pts	5.2%	10.8%	(5.6) pts

-a)	Excluded restructuring and other charges; O&G segment profit/(loss) including these items was $(105) million for 4Q and $220 million for the year.

BHGE is releasing its financial results this morning. Orders were $5.8 billion, up 73% reported and down 9% organically. Revenues were $5.8 billion, up 69% reported. Adjusted segment profit was $307 million, down 25%. During the quarter, we received cash distributions from BHGE totaling $433 million, including share repurchases and the quarterly dividend of $129 million.

Aviation

	Three months ended December 31			Twelve months ended December 31
(in millions)	2017	2016	Year on Year	2017	2016	Year on Year
Orders	$ 7,979	$7,178	11%	$29,527	$ 26,335	12%
Revenue	7,222	7,187	—%	27,375	26,261	4%
Segment Profit/(Loss)	1,786	1,749	2%	6,642	6,115	9%
Segment Profit/(Loss) Margin	24.7%	24.3%	0.4 pts	24.3%	23.3%	1.0 pts

Orders in the quarter totaled $8.0 billion up 11%. Equipment orders grew 2% and service orders grew 17%. Revenues in the quarter were flat and segment profit was up 2% driven by services, cost productivity and value gap partially offset by higher LEAP shipments. In 2017, Aviation shipped 459 LEAP engines with improving cost positions and achieved margin expansion of 100 basis points. LEAP reliability and performance to specification continues to be on track. The Additive business booked $226 million of orders this year, increasing backlog by 44%.

Healthcare

	Three months ended December 31			Twelve months ended December 31
(in millions)	2017	2016	Year on Year	2017	2016	Year on Year
Orders	$ 5,854	$5,384	9%	$20,428	$ 19,245	6%
Revenue	5,402	5,101	6%	19,116	18,291	5%
Segment Profit/(Loss)	1,159	1,030	13%	3,448	3,161	9%
Segment Profit/(Loss) Margin	21.5%	20.2%	1.3 pts	18.0%	17.3%	0.7 pts

Orders in the quarter of $5.9 billion were up 9%. Geographically, orders were up 8% in developed markets with growth in both the U.S. and Europe. Emerging markets grew 12% on strength in China and the Middle East. Revenues in the quarter of $5.4 billion grew 6% with Healthcare Systems higher by 6% and Life Sciences up 7%. Segment profit was up 13% driven by higher volume and cost productivity.

Transportation

	Three months ended December 31			Twelve months ended December 31
(in millions)	2017	2016	Year on Year	2017	2016	Year on Year
Orders	$ 2,104	$1,352	56%	$5,114	$ 3,378	51%
Revenue	993	1,243	(20) %	4,178	4,713	(11) %
Segment Profit/(Loss)	189	317	(40) %	824	1,064	(23) %
Segment Profit/(Loss) Margin	19.0%	25.5%	(6.5) pts	19.7%	22.6%	(2.9) pts

Orders of $2.1 billion were up 56%. Revenues of $1.0 billion were down 20% on lower equipment volume. Segment profit was down 40%, on lower locomotive volume. In 2017, Transportation shipped 433 locomotives, down from 749 units in 2016.

Lighting

	Three months ended December 31			Twelve months ended December 31
(in millions)	2017	2016	Year on Year	2017	2016	Year on Year
Orders	$ 298	$270	10%	$1,155	$ 599	93%
Revenue	546	584	(7) %	1,987	4,823	(59) %
Segment Profit/(Loss)	50	3	F	93	199	(53) %
Segment Profit/(Loss) Margin	9.2%	0.5%	8.7 pts	4.7%	4.1%	0.6 pts

Revenues of $0.5 billion were down 7%, with Current up 9% and the legacy lighting business down 21%. Segment profit was $50 million up from $3 million last year. The 2016 total year results for the Lighting segment included the reported results of GE Appliances before its divestiture in 2Q’16.

Capital Earnings/(Loss)

	Three months ended December 31	Twelve months ended December 31
(in millions)	2017	2017
Verticals	$ (7,585)	$ (6,208)
Other continuing	1,016	(557)
Capital	(6,569)	(6,765)
Discontinued operations	182	(318)
GE Capital	$(6,388)	$(7,083)

GE Capital ended the quarter with $157 billion of assets, including $31 billion of liquidity. On a reported basis, the Verticals generated a loss of $(7.6) billion, which is down from last year driven by the effects of the charges in the Insurance business, and the associated Energy Financial Services impairments. Other continuing operations generated $1 billion in earnings in the quarter driven by tax benefits.

GE announced last week that the comprehensive review and reserve testing for GE Capital’s run-off insurance portfolio, North American Life & Health (NALH), resulted in an after-tax GAAP charge of $6.2 billion for the fourth quarter of 2017, and GE Capital expects to make statutory reserve contributions of approximately $15 billion over 7 years. It is our expectation that GE Capital will solely fund this contribution.

GENERAL ELECTRIC COMPANY
CONDENSED STATEMENT OF EARNINGS (LOSS) (UNAUDITED)
	Consolidated			GE(a)			Financial Services (GE Capital)
Three months ended December 31	2017	2016	V%	2017	2016	V%	2017	2016	V%
Revenues and other income
Sales of goods and services	$31,297	$30,234	4%	$31,356	$30,345	3%	$29	$27	7%
Other income (loss)	(987)	619		(1,142)	733		—	—
GE Capital earnings (loss) from continuing operations	—	—		(6,569)	215		—	—
GE Capital revenues from services	1,091	2,235		—	—		1,516	2,622
Total revenues and other income	31,402	33,088	(5)%	23,645	31,294	(24)%	1,545	2,649	(42)%
Costs and expenses
Cost of sales	25,688	23,773		25,230	23,318		546	593
Selling, general and administrative expenses	4,631	4,543		4,446	4,029		318	709
Interest and other financial charges	1,324	1,002		834	536		772	784
Investment contracts, insurance losses and
insurance annuity benefits	10,260	696		—	—		10,255	674
Other costs and expenses(b)	2,101	182		217	—		1,743	191
Total costs and expenses	44,004	30,196	46%	30,729	27,883	10%	13,634	2,952	U
Earnings (loss) from continuing operations
before income taxes	(12,603)	2,893	U	(7,084)	3,411	U	(12,088)	(303)	U
Benefit (provision) for income taxes	2,740	766		(2,962)	67		5,702	699
Earnings (loss) from continuing operations	(9,863)	3,659	U	(10,046)	3,478	U	(6,386)	396	U
Earnings (loss) from discontinued
operations, net of taxes	182	—		182	4		182	(1)
Net earnings (loss)	(9,681)	3,659	U	(9,864)	3,482	U	(6,204)	396	U
Less net earnings (loss) attributable to
noncontrolling interests	(39)	(8)		(38)	(4)		(1)	(4)
Net earnings (loss) attributable to the Company	(9,642)	3,667	U	(9,826)	3,486	U	(6,203)	399	U
Preferred stock dividends	(184)	(181)		—	—		(184)	(181)
Net earnings (loss) attributable to
GE common shareowners	$(9,826)	$3,486	U	$(9,826)	$3,486	U	$(6,388)	$218	U
Amounts attributable to GE common
shareowners:
Earnings (loss) from continuing operations	$(9,863)	$3,659	U	$(10,046)	$3,478	U	$(6,386)	$396	U
Less net earnings (loss) attributable
to noncontrolling interests, continuing operations	(39)	(5)		(38)	(4)		(1)	(1)
Earnings (loss) from continuing operations
attributable to the Company	(9,824)	3,664	U	(10,008)	3,483	U	(6,385)	397	U
Preferred stock dividends	(184)	(181)		—	—		(184)	(181)
Earnings (loss) from continuing operations
attributable to GE common shareowners	(10,008)	3,483	U	(10,008)	3,483	U	(6,569)	215	U
Earnings (loss) from discontinued
operations, net of taxes	182	—		182	4		182	(1)
Less net earnings (loss) attributable to
noncontrolling interests, discontinued operations	—	(3)		—	—		—	(3)
Net earnings (loss) attributable to GE
common shareowners	$(9,826)	$3,486	U	$(9,826)	$3,486	U	$(6,388)	$218	U
Per-share amounts - earnings (loss) from
continuing operations
Diluted earnings (loss) per share	$(1.15)	$0.39	U
Basic earnings (loss) per share	$(1.15)	$0.39	U
Per-share amounts - net earnings (loss)
Diluted earnings (loss) per share	$(1.13)	$0.39	U
Basic earnings (loss) per share	$(1.13)	$0.40	U
Total average equivalent shares
Diluted	8,676	8,901	(3)%
Basic	8,676	8,795	(1)%
Dividends declared per common share	$0.12	$0.24	(50)%

(a)	Represents the adding together of all affiliated companies except GE Capital, which is presented on a one-line basis.

(b)	GE amount represents a goodwill impairment charges recognized in the fourth quarter of 2017.
Amounts may not add due to rounding. Dollar amounts and share amounts in millions; per-share amounts in dollars.
"GE Capital" means GE Capital Global Holdings, LLC (GECGH) and its predecessor General Electric Capital Corporation (GECC) and all of their affiliates and associated companies. Separate information is shown for "GE" and "Financial Services (GE Capital)." Transactions between GE and GE Capital have been eliminated from the "Consolidated" column. See Note 1 to the 2016 consolidated financial statements at www.ge.com/ar2016 for further information about consolidation matters.

GENERAL ELECTRIC COMPANY
CONDENSED STATEMENT OF EARNINGS (LOSS) (UNAUDITED)
	Consolidated			GE(a)			Financial Services (GE Capital)
Twelve months ended December 31	2017	2016	V%	2017	2016	V%	2017	2016	V%
Revenues and other income
Sales of goods and services	$113,192	$110,390	3%	$113,479	$110,835	2%	$130	$115	13%
Other income	1,625	4,005		1,436	4,092		—	—
GE Capital earnings (loss) from continuing operations	—	—		(6,765)	(1,251)		—	—
GE Capital revenues from services	7,276	9,297		—	—		8,940	10,790
Total revenues and other income	122,092	123,693	(1)%	108,150	113,676	(5)%	9,070	10,905	(17)%
Costs and expenses
Cost of sales	91,934	87,483		90,053	85,712		2,298	2,331
Selling, general and administrative expenses	18,280	18,377		17,103	16,123		1,676	2,947
Interest and other financial charges	4,869	5,025		2,753	2,026		3,145	3,790
Investment contracts, insurance losses and
insurance annuity benefits	12,168	2,797		—	—		12,213	2,861
Other costs and expenses(b)	3,632	982		1,165	—		2,371	1,013
Total costs and expenses	130,883	114,663	14%	111,072	103,860	7%	21,703	12,942	68%
Earnings (loss) from continuing operations
before income taxes	(8,791)	9,030	U	(2,922)	9,815	U	(12,633)	(2,037)	U
Benefit (provision) for income taxes	3,043	464		(3,259)	(967)		6,302	1,431
Earnings (loss) from continuing operations	(5,748)	9,494	U	(6,181)	8,849	U	(6,331)	(606)	U
Earnings (loss) from discontinued
operations, net of taxes	(309)	(954)		(315)	(952)		(312)	(954)
Net earnings (loss)	(6,056)	8,540	U	(6,496)	7,896	U	(6,643)	(1,560)	U
Less net earnings (loss) attributable to
noncontrolling interests	(270)	(291)		(274)	(279)		4	(12)
Net earnings (loss) attributable to the Company	(5,786)	8,831	U	(6,222)	8,176	U	(6,647)	(1,548)	U
Preferred stock dividends	(436)	(656)		—	—		(436)	(656)
Net earnings (loss) attributable to
GE common shareowners	$(6,222)	$8,176	U	$(6,222)	$8,176	U	$(7,083)	$(2,204)	U
Amounts attributable to GE common
shareowners:
Earnings (loss) from continuing operations	$(5,748)	$9,494	U	$(6,181)	$8,849	U	$(6,331)	$(606)	U
Less net earnings (loss) attributable
to noncontrolling interests, continuing operations	(277)	(290)		(274)	(279)		(3)	(10)
Earnings (loss) from continuing operations
attributable to the Company	(5,471)	9,784	U	(5,907)	9,128	U	(6,328)	(595)	U
Preferred stock dividends	(436)	(656)		—	—		(436)	(656)
Earnings (loss) from continuing operations
attributable to GE common shareowners	(5,907)	9,128	U	(5,907)	9,128	U	(6,765)	(1,251)	U
Earnings (loss) from discontinued
operations, net of taxes	(309)	(954)		(315)	(952)		(312)	(954)
Less net earnings (loss) attributable to
noncontrolling interests, discontinued operations	6	(1)		—	—		6	(1)
Net earnings (loss) attributable to GE
common shareowners	$(6,222)	$8,176	U	$(6,222)	$8,176	U	$(7,083)	$(2,204)	U
Per-share amounts - earnings (loss) from
continuing operations
Diluted earnings (loss) per share	$(0.68)	$1.00	U
Basic earnings (loss) per share	$(0.68)	$1.01	U
Per-share amounts - net earnings (loss)
Diluted earnings (loss) per share	$(0.72)	$0.89	U
Basic earnings (loss) per share	$(0.72)	$0.90	U
Total average equivalent shares
Diluted	8,687	9,130	(5)%
Basic	8,687	9,025	(4)%
Dividends declared per common share	$0.84	$0.93	(10)%

(a)	Represents the adding together of all affiliated companies except GE Capital, which is presented on a one-line basis.

(b)	GE amount represents a goodwill impairment charges recognized in the third and fourth quarter of 2017.
Amounts may not add due to rounding. Dollar amounts and share amounts in millions; per-share amounts in dollars.
"GE Capital" means GE Capital Global Holdings, LLC (GECGH) and its predecessor General Electric Capital Corporation (GECC) and all of their affiliates and associated companies. Separate information is shown for "GE" and "Financial Services (GE Capital)." Transactions between GE and GE Capital have been eliminated from the "Consolidated" column. See Note 1 to the 2016 consolidated financial statements at www.ge.com/ar2016 for further information about consolidation matters.

GENERAL ELECTRIC COMPANY
SUMMARY OF OPERATING SEGMENTS (UNAUDITED)
	Three months ended December 31			Twelve months ended December 31
(Dollars in millions)	2017	2016	V%	2017	2016	V%
Revenues(a)
Power(b)	$9,421	$11,131	(15)%	$35,990	$36,795	(2)%
Renewable Energy	2,875	2,500	15%	10,280	9,033	14%
Oil & Gas	5,756	3,402	69%	17,231	12,898	34%
Aviation	7,222	7,187	—%	27,375	26,261	4%
Healthcare	5,402	5,101	6%	19,116	18,291	5%
Transportation	993	1,243	(20)%	4,178	4,713	(11)%
Lighting(b)	546	584	(7)%	1,987	4,823	(59)%
Total industrial segment revenues	32,214	31,147	3%	116,157	112,814	3%
Capital	1,545	2,649	(42)%	9,070	10,905	(17)%
Total segment revenues	33,759	33,796	—%	125,227	123,719	1%
Corporate items and eliminations(a)	(2,358)	(708)		(3,135)	(26)
Consolidated revenues	$31,402	$33,088	(5)%	$122,092	$123,693	(1)%
Segment profit (loss)(a)
Power(b)	$260	$2,167	(88)%	$2,786	$5,091	(45)%
Renewable Energy	203	163	25%	727	576	26%
Oil & Gas(c)	(105)	411	U	220	1,392	(84)%
Aviation	1,786	1,749	2%	6,642	6,115	9%
Healthcare	1,159	1,030	13%	3,448	3,161	9%
Transportation	189	317	(40)%	824	1,064	(23)%
Lighting(b)	50	3	F	93	199	(53)%
Total industrial segment profit	3,542	5,842	(39)%	14,740	17,598	(16)%
Capital	(6,569)	215	U	(6,765)	(1,251)	U
Total segment profit (loss)	(3,028)	6,057	U	7,975	16,347	(51)%
Corporate items and eliminations(a)	(3,184)	(2,106)		(7,871)	(4,226)
GE interest and other financial charges	(834)	(536)		(2,753)	(2,026)
GE benefit (provision) for income taxes	(2,962)	67		(3,259)	(967)
Earnings (loss) from continuing operations
attributable to GE common shareowners	(10,008)	3,483	U	(5,907)	9,128	U
Earnings (loss) from discontinued operations,
net of taxes	182	—	F	(309)	(954)	68%
Less net earnings attributable to
noncontrolling interests, discontinued operations	—	(3)		6	(1)
Earnings (loss) from discontinued operations,
net of tax and noncontrolling interests	182	4	F	(315)	(952)	67%
Consolidated net earnings (loss)
attributable to GE common shareowners	$(9,826)	$3,486	U	$(6,222)	$8,176	U

(a)
Segment revenues include revenues and other income related to the segment. Segment profit excludes results reported as discontinued operations and material accounting changes, the portion of earnings or loss attributable to noncontrolling interests of consolidated subsidiaries, and as such only includes the portion of earnings or loss attributable to our share of the consolidated earnings or loss of consolidated subsidiaries. Segment profit excludes or includes interest and other financial charges, income taxes, and preferred stock dividends according to how a particular segment's management is measured – excluded in determining segment profit, which we sometimes refer to as "operating profit," for Power, Renewable Energy, Oil & Gas, Aviation, Healthcare, Transportation and Lighting; included in determining segment profit, which we sometimes refer to as "net earnings," for Capital. Certain corporate costs, such as shared services, employee benefits and information technology are allocated to our segments based on usage. A portion of the remaining corporate costs is allocated based on each segment's relative net cost of operations. Total industrial segment revenues and profit include the sum of our seven industrial reporting segments without giving effect to the elimination of transactions among such segments. Total segment revenues and profit include the sum of our seven industrial segments and one financial services segment, without giving effect to the elimination of transactions among such segments.  We believe that this provides investors with a view as to the results of all of our segments, without inter-segment eliminations and corporate items.

(b)
Beginning in the third quarter of 2017, the Energy Connections business within the former Energy Connections & Lighting segment has been combined with the Power segment and presented as one reporting segment called Power. As a result of this combination, our GE Lighting and Current, powered by GE (Current) businesses, have been reported as a separate segment called Lighting.

(c)
Oil & Gas segment profit (loss) includes $(412) million and $(679) of restructuring and other charges in the three and twelve months ended December 31, 2017, respectively.  Excluding this amount, Oil & Gas operating profit was $307 million and $899 million in the three and twelve months ended December 31, 2017, respectively.

Amounts may not add due to rounding

GENERAL ELECTRIC COMPANY
CONDENSED STATEMENT OF FINANCIAL POSITION (UNAUDITED)
	Consolidated		GE(a)		Financial Services (GE Capital)
	December 31	December 31,	December 31	December 31	December 31	December 31,
(Dollars in billions)	2017	2016	2017	2016	2017	2016
Assets
Cash and marketable securities(b)	$82.0	$92.4	$18.8	$10.7	$63.3	$81.8
Receivables	24.4	24.1	14.9	12.7	—	—
Inventories	21.9	22.4	21.8	22.3	0.1	0.1
GE Capital financing receivables - net	10.3	12.2	—	—	22.0	26.0
Property, plant & equipment - net	53.9	50.5	24.0	19.1	30.6	32.2
Receivable from GE Capital (debt assumption)	—	—	39.8	58.8	—	—
Investment in GE Capital	—	—	13.5	24.7	—	—
Goodwill & intangible assets	104.2	86.9	103.0	84.2	1.2	2.7
Contract assets	28.9	25.2	28.9	25.2	—	—
Other assets	42.1	35.0	19.2	18.7	33.6	25.4
Assets of businesses held for sale	4.2	1.7	3.9	1.6	—	—
Assets of discontinued operations	5.9	14.8	—	—	5.9	14.8
Total assets	$377.9	$365.2	$287.8	$277.9	$156.7	$183.0
Liabilities and equity
Borrowings(c)	$134.6	$136.2	$81.6	$79.3	$95.2	$117.3
Investment contracts, insurance liabilities and
insurance annuity benefits	38.1	26.1	—	—	38.6	26.5
Non-current compensation and benefits	41.6	43.8	40.8	42.8	0.8	1.0
Other liabilities	76.2	73.8	78.8	74.9	7.7	9.0
Liabilities of businesses held for sale	1.3	0.7	1.3	0.7	—	—
Liabilities of discontinued operations	0.7	4.2	—	—	0.7	4.1
Redeemable noncontrolling interests	3.4	3.0	3.4	3.0	—	—
GE shareowners' equity	64.3	75.8	64.3	75.8	13.5	24.7
Noncontrolling interests	17.7	1.7	17.5	1.4	0.2	0.3
Total liabilities and equity	$377.9	$365.2	$287.8	$277.9	$156.7	$183.0

(a)	Represents the adding together of all affiliated companies except GE Capital, which is presented on a one-line basis.

(b)
At December 31, 2017, GE Capital maintained liquidity sources of $30.9 billion that consisted of cash and equivalents of $25.1 billion, high-quality investments of $5.0 billion and cash and equivalents of $0.8 billion classified as assets of discontinued operations.  Additionally, at December 31, 2017, GE has $20 billion of committed unused credit lines. Credit lines maintained at GE Company since December 2015, but can be drawn and lent to GE Capital upon request.

(c)	GE Capital borrowings includes commercial paper of $5 billion for both periods ended December 31, 2017 and 2016.

Amounts may not add due to rounding

"GE Capital" means GE Capital Global Holdings, LLC (GECGH) and its predecessor General Electric Capital Corporation (GECC) and all of their affiliates and associated companies. Separate information is shown for "GE" and "Financial Services (GE Capital)." Transactions between GE and GE Capital have been eliminated from the "Consolidated" column. See Note 1 to the 2016 consolidated financial statements at www.ge.com/ar2016 for further information about consolidation matters.

GENERAL ELECTRIC COMPANY
Financial Measures That Supplement GAAP

We sometimes use financial measures derived from consolidated financial information but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). Certain of these are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. The following non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure.

•	Industrial operating and GE Capital earnings (loss) from continuing operations and EPS

•	Industrial operating + Verticals earnings (loss) and EPS and Industrial operating + Verticals earnings (loss) and EPS (excluding 4Q charges not included in November 13, 2017 guidance)

•	Industrial operating profit and operating profit margin (excluding certain items)

•	GE Industrial structural costs

•	Industrial segment organic revenues

•	Industrial cash flows from operating activities (Industrial CFOA) and Adjusted Industrial CFOA

The reasons we use these non-GAAP financial measures and the reconciliations to their most directly comparable GAAP financial measures follow. Certain columns, rows or percentages within these reconciliations may not add or recalculate due to the use of rounded numbers. Totals and percentages presented are calculated from the underlying numbers in millions.

INDUSTRIAL OPERATING AND GE CAPITAL EARNINGS (LOSS) FROM CONTINUING OPERATIONS AND EPS
	Three months ended December 31			Twelve months ended December 31
(Dollars in millions; except per share amounts)	2017	2016	V%	2017	2016	V%

Consolidated earnings (loss) from continuing operations attributable to GE common shareowners (GAAP)	$(10,008)	$3,483	U	$(5,907)	$9,128	U

Non-operating pension cost	(570)	(517)		(2,279)	(2,052)
Tax effect on non-operating pension cost(a)	(199)	(181)		(797)	(718)
Less: non-operating pension cost (net of tax)	(371)	(336)		(1,482)	(1,334)
Operating earnings (loss) (Non-GAAP)	$(9,637)	$3,819	U	$(4,425)	$10,462	U

Less: GE Capital earnings (loss) from continuing operations attributable to GE common shareowners	(6,569)	215		(6,765)	(1,251)
Industrial operating earnings (loss) (Non-GAAP)	$(3,068)	$3,603	U	$2,339	$11,713	(80)%

Earnings (loss) per share (EPS) - diluted(b)
Consolidated EPS from continuing operations attributable to GE common shareowners (GAAP)	$(1.15)	$0.39	U	$(0.68)	$1.00	U
Less: non-operating pension cost (net of tax)	0.04	0.04		0.17	0.15
Operating EPS (Non-GAAP)	$(1.11)	$0.43	U	(0.51)	1.14	U

Less: GE Capital EPS from continuing operations attributable to GE common shareowners (GAAP)	(0.76)	0.02	U	(0.78)	(0.14)	U
Industrial operating EPS (Non-GAAP)	$(0.35)	$0.40	U	$0.27	$1.28	(79)%

(a)	The tax effect on non-operating pension cost was calculated using a 35% U.S. federal statutory tax rate, based on its applicability to such cost.

(b)	Earnings (loss) per share amounts are computed independently. As a result, the sum of per-share amounts may not equal the total.

Operating earnings (loss) excludes non-service related pension cost of our principal pension plans comprising interest cost, expected return on plan assets and amortization of actuarial gains/losses. The service cost, prior service cost and any curtailment gain or loss components of our principal pension plans are included in operating earnings (loss). We believe that these components of pension cost better reflect the ongoing service-related cost of providing pension benefits to our employees. As such, we believe that our measure of operating earnings (loss) provides management and investors with a useful measure of the operational results of our business. Other components of GAAP pension cost are mainly driven by capital allocation decisions and market performance, and we manage these separately from the operational performance of our businesses. Neither GAAP nor operating pension cost are necessarily indicative of the current or future cash flow requirements related to our pension plans. We believe that this measure, considered along with the corresponding GAAP measure, provides management and investors with additional information for comparison of our operating results to the operating results of other companies. We also believe that presenting operating earnings (loss) separately for our industrial businesses provides management and investors with useful information about the relative size of our industrial and financial services businesses in relation to the total company.

INDUSTRIAL OPERATING + VERTICALS EARNINGS (LOSS) AND EPS AND INDUSTRIAL OPERATING + VERTICALS EARNINGS (LOSS) AND EPS (EXCLUDING 4Q CHARGES NOT INCLUDED IN NOVEMBER 13, 2017 GUIDANCE)
	Three months ended December 31			Twelve months ended December 31
(Dollars in millions; except per share amounts)	2017	2016	V%	2017	2016	V%
GE Capital earnings (loss) from continuing operations attributable to GE common shareowners (GAAP)	$(6,569)	$215	U	(6,765)	(1,251)	U
Less: GE Capital other continuing earnings (loss) (Other Capital)(a)	1,016	(262)	F	(557)	(3,143)	82%
Verticals earnings (loss)(b)	$(7,585)	$478	U	$(6,208)	$1,892	U
Add: Industrial operating earnings (loss) (Non-GAAP)	(3,068)	3,603	U	2,339	11,713	(80)%
Industrial operating + Verticals earnings (loss) (Non-GAAP)	$(10,653)	$4,081	U	$(3,869)	$13,605	U

Less: 4Q charges not included in November 13, 2017 guidance:
Held for sale(c)	(1,337)	—		(1,337)	—
Impairments(d)	(1,996)	—		(1,996)	—
Insurance(e)	(6,162)	—		(6,162)	—
Effects of U.S. tax reform(f)	(3,482)	—		(3,482)	—
Industrial operating + Verticals earnings (loss) (excluding 4Q charges not included in November 13, 2017 guidance) (Non-GAAP)	$2,325	$4,081	(43)%	$9,109	$13,605	(33)%

Earnings (loss) per share (EPS) - diluted(g)
GE Capital EPS from continuing operations attributable to GE common shareowners (GAAP)	$(0.76)	$0.02	U	$(0.78)	$(0.14)	U
Less: GE Capital other continuing EPS (Other Capital EPS)	0.12	(0.03)		(0.06)	(0.34)
Verticals EPS	$(0.87)	$0.05	U	(0.71)	0.21	U
Add: Industrial operating EPS (Non-GAAP)	(0.35)	0.40	U	0.27	1.28	(79)%
Industrial operating + Verticals EPS (Non-GAAP)	$(1.23)	$0.46	U	$(0.45)	1.49	U

Less: 4Q charges not included in November 13, 2017 guidance:
Held for sale(c)	(0.15)	—		(0.15)	—
Impairments(d)	(0.23)	—		(0.23)	—
Insurance(e)	(0.71)	—		(0.71)	—
Effects of U.S. tax reform(f)	(0.40)	—		(0.40)	—
Industrial operating + Verticals EPS (excluding 4Q charges not included in November 13, 2017 guidance) (Non-GAAP)	$0.27	$0.46	(41)%	$1.05	$1.49	(30)%

(a)	Includes interest on non-Verticals borrowings, restructuring costs and allocations of GE and GE Capital headquarters costs in excess of those allocated to the Verticals.

(b)
Verticals include GE Capital businesses (GECAS, Energy Financial Services, Industrial Finance, and run-off insurance activities), including allocated corporate after-tax costs of $25 million and $100 million in the three and twelve months ended December 31, 2017 and 2016, respectively.

(c)	Losses related to a lower of cost or market (LOCOM) adjustment for Lighting and Aviation businesses held for sale of $(843) million and $(494) million, respectively.

(d)
Comprised insurance-related impairment charges of $(1,781) million at EFS, related to goodwill and certain other assets, and $(215) million related to an incremental goodwill impairment charge recorded at our Power Conversion business during the fourth quarter of 2017.

(e)	Represents charges recorded at GE Capital related to its run-off insurance portfolio during the fourth quarter of 2017.

(f)	Includes the effects of Industrial U.S. tax reform of $(3,718) million and Verticals U.S. tax reform of $236 million recorded during the fourth quarter of 2017.

(g)	Earnings (loss) per share amounts are computed independently. As a result, the sum of per-share amounts may not equal the total.

As described above, Verticals represents the GE Capital businesses, primarily its Vertical financing businesses - GECAS, Energy Financial Services, Industrial Finance, and run-off insurance activities. We believe that presenting Industrial operating + Verticals earnings (loss) per share amounts provides management and investors with a useful measure to evaluate the performance of the businesses. We also believe that presenting Industrial Operating + Verticals earnings (loss) and EPS excluding 4Q charges not included in November 13, 2017 guidance, provides more meaningful measures because they increase the comparability of period-to-period results.

INDUSTRIAL OPERATING PROFIT AND OPERATING PROFIT MARGIN (EXCLUDING CERTAIN ITEMS)
	Three months ended December 31		Twelve months ended December 31
(Dollars in millions)	2017	2016	2017	2016
Revenues
GE total revenues and other income	$23,645	$31,294	$108,150	$113,676
Less: GE Capital earnings (loss) from continuing operations	(6,569)	215	(6,765)	(1,251)
GE revenues and other income excluding GE Capital earnings (loss) (Industrial revenues) (GAAP)	$30,214	$31,078	$114,915	$114,927
Less: gains (losses) on disposals	(1,347)	49	552	3,444
Adjusted Industrial revenues (Non-GAAP)	$31,561	$31,029	$114,363	$111,483
Costs
GE total costs and expenses	$30,729	$27,883	$111,072	$103,860
Less: GE interest and other financial charges	834	536	2,753	2,026
Industrial costs excluding interest and other financial charges (GAAP)	$29,894	$27,347	$108,320	$101,834
Less adjustments for:
Non-operating pension cost	570	517	2,279	2,052
Restructuring and other charges	807	1,022	4,561	3,578
BHI restructuring	412	—	679	—
Held for sale	33	—	33	—
Noncontrolling interests	38	4	274	279
Adjusted Industrial costs (Non-GAAP)	$28,035	$25,803	$100,494	$95,925
Industrial profit (GAAP)	$320	$3,732	$6,595	$13,093
Industrial margins (GAAP)	1.1%	12.0%	5.7%	11.4%

Industrial operating profit (Non-GAAP)	$3,526	$5,226	$13,868	$15,558
Industrial operating profit margins (Non-GAAP)	11.2%	16.8%	12.1%	14.0%

We have presented our Industrial operating profit and operating profit margin excluding gains (losses) on disposals, non-operating pension cost, restructuring and other charges, BHI restructuring, held for sale, and noncontrolling interests. We believe that Industrial operating profit and operating profit margin adjusted for these items are meaningful measures because they increase the comparability of period-to-period results.

GE INDUSTRIAL STRUCTURAL COSTS
	Twelve months ended December 31
(In millions)	2017	2016	V$

Industrial costs excluding interest and other financial charges (GAAP)	$108,320	$101,834	$6,486
Less:
Segment variable costs	77,749	72,252
Oil & Gas restructuring and other charges(a)	769	—
Corporate revenue excluding GE-GE Capital elimination	(1,225)	2,113
Corporate gains on disposals	(1,945)	(3,444)
Corporate restructuring and other charges	5,986	3,578
Corporate non-operating pension cost	2,278	2,052
Corporate noncontrolling interests	(1)	(7)
Industrial structural costs (Non-GAAP)	24,707	$25,291	$(584)
Less: Acquisitions and dispositions structural costs	1,679	568
Industrial structural costs, excluding acquisitions and dispositions (Non-GAAP)	$23,028	$24,723	$(1,694)

(a)	Subsequent to the Baker Hughes transaction $769 million of restructuring and other charges was recorded in the Oil & Gas segment, which amounted to $679 million net of noncontrolling interest.
Industrial structural costs include segment structural costs excluding the impact of business acquisitions and dispositions, plus total Corporate operating profit excluding non-operating pension costs, restructuring and other charges and gains. To establish a consistent baseline, the 2016 amount excluded Appliances (which the Company sold in the second quarter of 2016), and the 2017 amount excluded significant transactions such as Baker Hughes, LM Wind Power, and additive manufacturing (Arcam & Concept Laser) acquisitions and Water disposition.
We believe Industrial structural costs are a meaningful measure as they are broader than selling, general and administrative costs and represent the total structural costs in the Industrial segments and Corporate that generally do not vary with volume.

INDUSTRIAL SEGMENT ORGANIC REVENUES
	Three months ended December 31			Twelve months ended December 31
(Dollars in millions)	2017	2016	V%	2017	2016	V%
Industrial segment revenues (GAAP)	$32,214	$31,147	3%	$116,157	$112,814	3%
Less revenues related to:
Acquisitions	2,845	15		6,059	37
Business dispositions	27	629		89	3,481
Currency exchange rates	630	—		578	—
Industrial segment organic revenues (Non-GAAP)	$28,712	$30,503	(6)%	$109,430	$109,296	—%

Organic revenue growth measures revenue growth excluding the effects of acquisitions, business dispositions and currency exchange rates. We believe that this measure provides management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, dispositions and currency exchange, which activities are subject to volatility and can obscure underlying trends. We also believe that presenting organic revenue growth separately for our industrial businesses provides management and investors with useful information about the trends of our industrial businesses and enables a more direct comparison to other non-financial businesses and companies. Management recognizes that the term "organic revenue growth" may be interpreted differently by other companies and under different circumstances. Although this may have an effect on comparability of absolute percentage growth from company to company, we believe that these measures are useful in assessing trends of the respective businesses or companies and may therefore be a useful tool in assessing period-to-period performance trends.

INDUSTRIAL CASH FLOWS FROM OPERATING ACTIVITIES (INDUSTRIAL CFOA) AND ADJUSTED INDUSTRIAL CFOA
	Three months ended December 31			Twelve months ended December 31
(Dollars in millions)	2017	2016	V%	2017	2016	V%
Cash from GE's operating activities (continuing operations), as reported (GAAP)	$6,990	$11,618	(40)%	$11,040	$29,960	(63)%
Less: dividends from GE Capital	—	4,045		4,016	20,095
Industrial CFOA (Non-GAAP)	$6,990	$7,573	(8)%	$7,024	$9,865	(29)%

Less: Deal taxes	(117)	(322)		(229)	(1,398)
Less: GE Pension Plan funding	(287)	(347)		(1,718)	(347)
Less: Oil & Gas CFOA	(234)	—		(477)	—
Add: BHGE dividend	129	—		251	—
Adjusted Industrial CFOA (Non-GAAP)	$7,757	$8,242	(6)%	$9,698	$11,610	(16)%

We define "Industrial CFOA" as GE's cash from operating activities (continuing operations) less the amount of dividends received by GE from GE Capital. This reflects the effects of intercompany transactions, which include, but are not limited to, the following: GE Capital working capital solutions to optimize GE cash management; GE Capital enabled GE industrial orders; aircraft engines, power equipment, renewable energy equipment and healthcare equipment manufactured by GE that are installed on GE Capital investments, including leased equipment; expenses related to parent-subsidiary pension plans; buildings and equipment leased between GE and GE Capital, including sale-leaseback transactions; information technology (IT) and other services sold to GE Capital by GE; and various investments, loans and allocations of GE corporate overhead costs.

We believe that investors may find it useful to compare GE's operating cash flows without the effect of GE Capital dividends, since these dividends are not representative of the operating cash flows of our industrial businesses and can vary from period-to-period based upon the results of the financial services businesses. We also believe that investors may find it useful to compare Industrial CFOA excluding the effects of deal taxes paid related primarily to the 2016 Appliances business sale, the 2017 Baker Hughes transaction, the 2017 Water business sale and contributions to our GE Pension Plan and including the effects of BHGE on a dividend basis. Management recognizes that these measures may not be comparable to cash flow results of companies which contain both industrial and financial services businesses, but believes that this comparison is aided by the provision of additional information about the amounts of dividends paid by our financial services business and the separate presentation in our financial statements of the GE Capital cash flows. We believe that our measure of Industrial CFOA and Adjusted Industrial CFOA provides management and investors with useful measures to compare the capacity of our industrial operations to generate operating cash flow with the operating cash flow of other non-financial businesses and companies and as such provides useful measures to supplement the reported GAAP CFOA measure.

Caution Concerning Forward Looking Statements:

This document contains "forward-looking statements" - that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," “estimate,” “forecast,” "target," “preliminary,” or “range.”
Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about our ongoing portfolio review and intention to exit $20 billion or more of assets in 2018 and 2019; charges and capital contributions that may be required in connection with GE Capital’s run-off insurance operations, and related GE Capital portfolio actions; revenues; organic growth; cash flows and cash conversion, including the impact of working capital, contract assets and pension funding contributions; earnings per share, including the impact of the new revenue recognition accounting standard; growth and productivity associated with our Digital and Additive businesses; profit margins; cost structure and plans to reduce costs; restructuring, goodwill impairment or other financial charges; tax rates; transaction-related synergies, proceeds and gains; returns on capital and investment; capital allocation, including liquidity, organic investment, dividends and other priorities; or capital structure and access to funding, including credit ratings, debt-to-earnings ratios and leverage.
For us, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include:

•
our execution of Industrial and GE Capital business or asset dispositions, including sale prices, the timing of disposition proceeds and potential trailing liabilities, as well as our ongoing portfolio review;

•	the amount and timing of our Industrial cash flows and earnings, which may be impacted by customer, competitive, contractual and other dynamics and conditions;

•
our capital allocation plans, as such plans may change including with respect to the timing and amount of GE dividends, organic investments, including research and development, investments in Digital and capital expenditures, pension funding contributions, acquisitions, joint ventures and other strategic actions;

•	our ability to maintain our current short- and long-term credit ratings and the impact on our funding costs and competitive position if we do not do so;

•
changes in law, economic and financial conditions, including the enactment of tax reform or other tax law changes, interest and exchange rate volatility, commodity and equity prices and the value of financial assets;

•
the impact of conditions in the financial and credit markets on GE Capital’s ability to sell financial assets, the availability and cost of GE Capital funding and GE Capital’s exposure to counterparties;

•
pending and future mortgage loan repurchase claims, other litigation claims and the U.S. Department of Justice’s investigation under the Financial Institutions Reform, Recovery and Enforcement Act of 1989 and other investigations in connection with WMC, which may affect our estimates of liability, including possible loss estimates;

•	our ability to launch new products in a cost-effective manner;

•	our ability to increase margins through restructuring and other cost reduction measures;

•	our ability to convert pre-order commitments/wins into orders/bookings;

•	the price we realize on orders/bookings since commitments/wins are stated at list prices;

•
customer actions or market developments such as early aircraft retirements, reduced demand for equipment and services in the energy markets in which we operate or shifts in the competitive landscape for our products and services, changes in economic conditions, including oil prices, and other factors that may affect the level of demand and financial performance of the major industries and customers we serve;

•	the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks, including the impact of WMC, Alstom and other investigative and legal proceedings;

•
our success in completing, including obtaining regulatory approvals and satisfying other closing conditions for, announced transactions, such as our announced plan to sell our Transportation, Industrial Solutions and Current & Lighting businesses or other dispositions that we may pursue;

•
our success in integrating acquired businesses and operating joint ventures, and our ability to realize revenue and cost synergies from announced transactions, acquired businesses and joint ventures, including Alstom and Baker Hughes, a GE company;

•	the impact of potential information technology, cybersecurity or data security breaches;

•	the other factors that are described in “Forward-Looking Statements” in Baker Hughes, a GE company’s, most recent earnings release or SEC filing; and

•	the other factors that are described in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016.

These or other uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements.  We do not undertake to update our forward-looking statements. This document also includes certain forward-looking projected financial information that is based on current estimates and forecasts. Actual results could differ materially.

General Electric Capital Corporation (GECC) was merged into GE and our financial services business is now operated by GE Capital Global Holdings, LLC (GECGH). We refer to GECC and GECGH as “GE Capital”. We refer to the industrial businesses of the Company including GE Capital on an equity basis as “GE”. “GE (ex-GE Capital)” and /or “Industrial” refer to GE excluding GE Capital.
GE’s Investor Relations website at www.ge.com/investor and our corporate blog at www.gereports.com, as well as GE’s Facebook page and Twitter accounts, contain a significant amount of information about GE, including financial and other information for investors. GE encourages investors to visit these websites from time to time, as information is updated and new information is posted.
Supplemental Financial Information

Supplemental financial information can be found on the Company’s website at: ge.com/investor under Events and Reports.

Conference Call and Webcast

The Company has scheduled an investor conference call to discuss management’s outlook and the results reported in today’s earnings announcement. The call will begin at 8:30 a.m. Eastern time, on Wednesday, January 24, 2018, the content of which is not part of this earnings release. A slide presentation providing summary financial and statistical information that will be discussed on the call will also be posted to the Company’s website and available for real-time viewing at ge.com/investor. The conference call will be broadcast live via a webcast and can be accessed by visiting the Events and Reports page on the Company’s website at: ge.com/investor. An archived version of the webcast will be available on the website after the call.

About GE

GE (NYSE:GE) is the world’s Digital Industrial Company, transforming industry with software-defined machines and solutions that are connected, responsive and predictive. GE is organized around a global exchange of knowledge, the "GE Store," through which each business shares and accesses the same technology, markets, structure and intellect. Each invention further fuels innovation and application across our industrial sectors. With people, services, technology and scale, GE delivers better outcomes for customers by speaking the language of industry. www.ge.com

GE Investor Contact:
Matt Cribbins, 617.443.3400
matthewg.cribbins@ge.com

GE Media Contact:
Jennifer Erickson, 646.682.5620
jennifer.erickson@ge.com